UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

VistaPrint Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton, Bermuda	HM 12
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2009, the Board of Directors of VistaPrint Limited (the “Company”) elected Peter Gyenes as a Class III Director to fill the vacancy on the Board of Directors created by the November 6, 2008 resignation of former Class III Director Daniel Ciporin. Mr. Gyenes shall serve until the Company’s next annual general meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Mr. Gyenes is currently the non-executive chairman of Sophos plc, a global security software company. Mr. Gyenes also serves on the boards of Netezza Corporation, a provider of data warehouse appliances, and Lawson Software, Inc., a provider of software and service solutions in the manufacturing, distribution, maintenance and service sector industries, as well as a number of privately held technology companies, and is a trustee of the Massachusetts Technology Leadership Council. He served as Chairman and CEO of Ascential Software and its predecessor companies VMark Software, Ardent Software and Informix, from 1996 until it was acquired by IBM in 2005.

There are no arrangements or understandings between Mr. Gyenes and any other person pursuant to which Mr. Gyenes was elected as a director of the Company. Mr. Gyenes has been appointed to serve on the Nominating and Governance Committee and the Compensation Committee of the Board of Directors. There are no transactions in which Mr. Gyenes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Gyenes will receive compensation pursuant to the director compensation guidelines approved by the Board of Directors, including an annual cash retainer of $13,000, payable in quarterly installments, plus $3,000 for each regularly scheduled meeting of the Board of Directors that he physically attends and $10,000 annually for each committee on which he serves. In addition, upon his appointment to the Board of Directors, pursuant to the director compensation guidelines previously approved by the Board of Directors, Mr. Gyenes was granted: (i) an option, pursuant to the Company’s 2005 Non-Employee Director’s Share Option Plan, as amended, to purchase up to 17,389 of the Company’s common shares at an exercise price of $24.33 per share, the closing price of the Company’s common shares on the date of grant (having a fair value determined by the Black-Scholes method equal to $150,000), and (ii) 5,138 restricted share units of the Company pursuant to the Company’s Amended and Restated 2005 Equity Incentive Plan (having a fair value determined by the Black-Scholes method equal to $125,000). Mr. Gyenes’ options and restricted share units will vest at a rate of 8.33% per quarter over a period of three years from the date of grant, so long as he continues to serve as a director on each such vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2009	VISTAPRINT LIMITED

	By:	/s/ Michael Giannetto
Michael Giannetto
Executive Vice President and Chief Financial Officer

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